SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 752-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 2, 2007, Coast Financial Holdings, Inc. (the “Company”) issued a press release announcing, among other things, that for the year ended December 31, 2006, the Company reported a loss of $17.3 million or $2.65 per diluted share. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 2.02 and the press release attached hereto as Exhibit 99.1 (to the extent it relates to the disclosures furnished pursuant to this Item 2.02) is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this report (including the exhibit hereto) is not to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, whether filed prior to or after the furnishing of this Form 8-K, regardless of any general or specific incorporation language in such filing.

Item 2.06 Material Impairments.

The Company, which is the holding company for Coast Bank of Florida (the “Bank”), announced today that it has completed a thorough review of all of the residential construction-to-permanent loans (“residential construction loans”) held in its portfolio relating to the local builder (“Builder”) which had recently ceased construction activities on its existing contractual commitments with a number of the Bank’s borrowers (“Borrowers”) and has determined that, in connection therewith, to make an additional provision of $14 million to its loan loss allowance, effective as of December 31, 2006. A copy of the press release issued in connection therewith is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On January 19, 2007, the Company filed a Form 8-K to report that it had been advised of developments suggesting that the Builder may not have sufficient financial resources to complete its existing construction contract commitments, including those affecting the Borrowers. Although each of the residential construction loans are with the Borrowers, each of whom has separately contracted with the Builder to construct single family dwellings on properties owned by the Borrower, the Company concluded that the failure of the Builder and affiliates (“Builder Group”) to complete construction would likely have a material adverse impact on the ability of the Borrowers to satisfy their obligations under the residential construction loan and, in turn, may adversely affect the value of the Bank’s collateral.

Since January 19, 2007, the Company and the Bank has evaluated all 482 residential construction loans that were subject to construction contracts with the Builder Group (the “Affected Loans”) to determine the status and progress of the construction, the amounts needed to complete construction, the draws available under the existing residential construction loans, the deficiencies if any, and the current performance of the Borrower under each loan.

Based on its analysis of the Affected Loans, the Company and its Audit Committee has concluded that an additional provision of $14 million to its loan loss allowance, effective as of December 31, 2006, is necessary in order to reflect the increased risk of the Affected Loans. In reaching its conclusions, the Company has worked closely with its accountants, banking regulators, and other professionals. The Company and the Audit Committee believe that the additional reserves recorded by the Company will adequately provide for any losses arising from the Affected Loans while maintaining an adequately capitalized bank

Because the Company is still evaluating the extent to which any workouts may be required and have not completed the full investigation of certain other aspects relating to the Affected Loans, the Company continues to be unable to provide any reasonable estimate of the out-of-pocket expenditures, including legal fees, that may be incurred in connection therewith.

Item 7.01 Regulation FD Disclosure.

The press release referred to under Item 2.02 above and filed as Exhibit 99.1 hereto includes disclosure relating to the Company’s earnings for the fiscal year ended December 31, 2005. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein, including Exhibit 99.1 attached hereto (to the extent it relates to the disclosures furnished pursuant to this Item 2.02), is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Further, the information in this report (including the exhibit hereto) is not to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, whether filed prior to or after the furnishing of this Form 8-K, regardless of any general or specific incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release, issued March 2, 2007.

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: March 2, 2007	By:	/s/ Justin D. Locke
Justin D. Locke
Chief Financial Officer